micromobility.com Progresses in Potential Acquisition of VanMoof

Sees Value in Brand, Technology and Assets of VanMoof

VanMoof Fits MCOM Strategy to Consolidate Micro-mobility Industry

Has Submitted Non-Binding Indicative Offer

NEW YORK — July 31, 2023 —NEW YORK, NY - Micromobility.com Inc. ("micromobility" or the "Company"), a global pioneer in sustainable transportation and micromobility services, is pleased to announce that it has submitted a non-binding bid to acquire VanMoof Amsterdam, an innovative e-bike startup known for its successful subscription business model.

Micromobility's initial non-binding bid, demonstrating the company's strong commitment to its expansion in the micromobility market, was positively received. The company is now preparing to present its binding offer. micromobility's CEO, Salvatore Palella, expressed his excitement about the potential acquisition, "This potential acquisition is part of our long-term strategy to consolidate our leadership in the micromobility market and diversify our portfolio of solutions. VanMoof's strong brand reputation, innovative e-bike technology, and its unique subscription model perfectly align with our vision for the future of urban transport."

Upon successful acquisition, Micromobility plans to leverage its advanced e-bike technology and successful subscription model to enhance the group’s product offerings. The Company intends to continue investing in the e-bike segment, as it sees significant potential in this market in the coming years.

"We recognize the challenges the micromobility sector currently faces, but we are firm believers in the transformative power of this industry. The potential acquisition of VanMoof, known for its quality and innovation, is an exciting step towards our vision for a more sustainable and efficient future of urban transportation," Palella added.

The Company will release more information about the acquisition process as developments progress.

About micromobility.com Inc.

micromobility.com Inc., a disruptive leader in the micro-mobility sector, founded by Salvatore Palella in 2015, combines expertise in retail, shared services, and vehicle rentals to revolutionize urban transportation. With operations spanning across the US and Europe, the holding group encompasses shared micro-mobility solutions through Helbiz Inc., vehicle rentals via Wheels Labs Inc. and e-commerce and planned brick-and-mortar stores via the micromobility.com brand. Committed to providing eco-friendly, affordable solutions and enhancing global accessibility, micromobility.com Inc. sets the standard for professional excellence in the micro-mobility landscape. For more information, visit www.micromobility.com.

Media inquiries:

press@micromobility.com

Investor inquiries:

Gary Dvorchak, CFA

The Blueshirt Group

gary@blueshirtgroup.com

+1 (323) 240-5796

Forward-Looking Statements:

Certain statements made in this press release are “forward-looking statements'' within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet projected development and production targets; (ii) changes in applicable laws or regulations;(iii) the effect of the COVID-19 pandemic on the Company and its current or intended markets; and (iv) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in its periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to Helbiz and speaks only as of the date on which it is made. Helbizundertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.